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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                         Country of              Percent of Capital Stock
             Name of Subsidiary                         Incorporation           Owned at December 31, 2000
             ------------------                         -------------           --------------------------
First National Bank of Joliet                           United States                     100%